UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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AMCOR PLC

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Dear Amcor
Shareholders

September 23, 2020

Graeme Liebelt Chairman

Ron Delia CEO

Fiscal year 2020 was a milestone year for Amcor and a year with many firsts: the first year listed on the New York Stock Exchange, the first year after the transformational acquisition of Bemis and, of course, the first time operating through a pandemic that significantly impacted economies around the world. Faced with unprecedented circumstances, we delivered strong performance and advanced our strategic agenda.

Safe, healthy and resilient

At Amcor, safety is our most important value. We take care of ourselves and each other so that everyone can return home safely every day. Over the years we have built a track record of consistently improving safety indicators in the businesses we acquire. As we integrated the largest acquisition in our history, we experienced 10% fewer injuries than the prior year and 52% of our sites worldwide operated injury-free for the whole year.

Such an improvement in safety was even more remarkable considering Covid-19. Although we are not immune, our business has demonstrated great resilience. Early on we identified three guiding principles: keeping our people safe and healthy; keeping our business running; and supporting the communities where we operate.

Our teams then demonstrated exceptional focus, commitment and care to minimize the effects of the coronavirus. We implemented extensive protocols to prevent and contain infection, sharing across regions experiences and lessons learned. Our people took great pride knowing that their efforts contributed directly to the supply of essential food, beverage and healthcare products for consumers. Our teams rose to the occasion and we cannot thank them enough.

Strong financial performance

The business posted strong financial performance in fiscal year 2020. Adjusted EBIT was 7% higher and adjusted earnings per share increased by 13%, both compared to last year and on a constant currency basis. One of the most important highlights has been our ability to execute and outperform against the things we can control. On one of those controllable aspects, working capital, we achieved exceptional performance, which – along with higher earnings – contributed to the delivery of $1.2 billion of free cash flow – a 26% improvement on the prior year.

Both our Rigid Packaging and Flexible Packaging segments finished the year well through a combination of organic growth and disciplined cost control. The Flexible Packaging segment, which represents close to 80% of our global sales, delivered double-digit EBIT growth for the year.

Bemis integration ahead of schedule

The integration of the Bemis acquisition is ahead of initial expectations. In fact, in capturing synergy benefits of $80 million, we surpassed our initial estimates by 30% and are well on the way to achieve our target of $180 million in fiscal year 2021.

The benefits of the acquisition are becoming increasingly visible beyond cost synergies. Bemis was a high-quality, well-invested business that is already enhancing Amcor’s results and our value proposition for customers. We have increased our exposure to high-value segments like Healthcare and Protein, where our differentiated products make us the partner of choice for customers large and small.

Unique proposition

Amcor offers a combination of scale, geographic reach and capabilities unique in the packaging industry. Our global footprint is well balanced across developed markets (primarily North America and Western Europe) and emerging markets (including China, India and the rest of Asia, as well as Eastern Europe and Latin America). We have built best-in-class innovation capabilities to satisfy the growing needs of consumers.

The pandemic has made more evident the value packaging brings to consumers’ everyday life – from hygiene and sterilization to extended shelf life and portion control – and reinforced our belief that there will always be a role for packaging. Consumers’ increasing demand for more sustainable packaged products will continue to shape the industry and reward those companies who lead the way forward. The answer is responsible packaging that offers differentiated functionality while minimizing waste in the environment.

A responsible packaging system will require innovative packaging design, improvements to waste management infrastructure and increased consumer participation. In fiscal year 2020 we maintained our focus on sustainability despite the challenging operating environment and took meaningful actions on each of those three dimensions.

We also made clear progress against our pledge for all our packaging to be recyclable or reusable by 2025, to significantly increase our use of recycled materials and to help drive greater recycling of packaging around the world. Sustainability remains Amcor’s most exciting long-term organic growth opportunity.

Creating value

Our business generates strong, consistent cash flow and we create value for shareholders in three ways:

•	Organic earnings growth supported by disciplined capital expenditure
•	An attractive, growing dividend paid quarterly
•	Acquisitions and share buy-backs, as reflected in the synergy benefits from the Bemis acquisition and a $500 million share buy-back completed in fiscal year 2020.

Through those three factors, including accretion delivered from that $500 million share buy-back, Amcor provided shareholders a total return of 17% in fiscal year 2020, exceeding our long-term average of 12% per year.

Governance

Clear, strong and disciplined governance is a key enabler of Amcor’s continued growth and success. Our Board of Directors provides close oversight of risk, strategy, ethics and compliance, and compensation practices. We follow well-structured Board evaluation processes and conduct regular reviews to ensure Amcor’s practices remain at the high standard shareholders deserve.

As an example of our ongoing board renewal, four experienced Directors joined the Board in 2020, and across all nominees we maintain a diverse and highly relevant range of skills, business and geographic experience. Gender and ethnic diversity are represented in 30% of our director nominees.

Executive compensation

Amcor’s executive compensation framework played a key role in aligning the organization to deliver strong financial performance and advance our strategic agenda.

It is important to note that the fiscal year 2019 long term incentive (LTI) grant was delayed pending the completion of the Bemis Transaction and was granted in fiscal year 2020 shortly before the regular 2020 grant. The delay of the 2019 LTI grant should not be misinterpreted as two grants related to the same year, given one relates to fiscal year 2019 and one to fiscal year 2020. This delay also results in the appearance of higher total compensation for our executive officers in fiscal year 2020 although there is no change to the annual vesting schedule; only one grant vests each year. Further commentary on this matter is included in the Compensation Discussion & Analysis.

Looking ahead

We are well positioned to deliver strong value for shareholders over the long term. This past year underlined the resilient nature of our business, which serves customers in defensive, consumer staple healthcare, food and beverage end markets. Through relentless preparation, rigor and focus on areas under our control, we were able to continue delivering earnings growth under volatile macro-economic conditions.

Our positive momentum sets us up very well for the future. We will continue to rely on our care for each other’s health and safety, our talented teams, our partnership with customers, our unique innovation capabilities and our expertise on sustainability.

Ultimately, our aspiration remains to be the leading global packaging company for our shareholders, our employees, our customers and the environment. As always, we thank you for your continued support as we accelerate forward.

Very truly yours,

Notice of Annual Meeting of Shareholders

When: November 4, 2020 at 4:00 P.M. EST, 9:00 P.M. GMT and 8:00 A.M. (Nov.5) AEDT	Items of Business: 3 Proposals are listed below.	Who Can Vote: Shareholders of Amcor’s common stock and CHESS depositary interests at the close of business on September 14, 2020.	Attending the Meeting: See page 50 for information.

Where: The Langham Hotel 1C Portland Place London W1B 1JA United Kingdom	Date of Mailing: The date of mailing of this Proxy Statement is on or about September 23, 2020.

Items of Business

1.	To elect ten Directors for a term of one year;
2.	To ratify the appointment of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2021;
3.	To cast a non-binding, advisory vote on the Company’s executive compensation (“Say-on-Pay Vote”); and
4.	To transact such other business as may properly come before the meeting.

Your vote is important to us. Please execute your proxy promptly.

September 23, 2020

By Order of the Board of Directors

Damien Clayton,

Secretary

83 Tower Road North

Warmley, Bristol BS30 8XP

United Kingdom

Record Date

Only shareholders of record at the close of business on September 14, 2020, will be entitled to receive notice of and to vote at the meeting. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the attached proxy materials or the information forwarded to you by your bank, broker or other holder of record to see voting methods available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 4, 2020:

The Proxy Statement, 2020 Annual Report and 2020 Form 10-K are available on our website at www.amcor.com/investors.

How to Cast Your Vote (See page 47)

You can vote by any of the following methods:

By internet	By telephone	By mailing your proxy card

Proxy Statement Summary

Our proxy statement contains information about the matters that will be voted on at our Annual General Meeting of Shareholders (the “Annual Meeting”) as well as other helpful information about Amcor plc (the “Company”). Below is an executive summary that highlights certain information contained elsewhere in our proxy statement. We encourage you to read the entire proxy statement carefully before voting.

Matters to Be Voted on at the 2020 Annual Meeting

Proposal		Board Recommendation	For More Detail, See Page:
1.	Election of Directors	FOR each Nominee	9
2.	Ratification of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2021	FOR	43
3.	Non-binding, advisory vote to approve the Company’s executive compensation	FOR	44

Amcor plc

Amcor plc is a holding company incorporated under the laws of the Bailiwick of Jersey in July 2018 in order to effect the merger (the “Bemis Transaction”) of Amcor Limited and Bemis Company, Inc. (“Bemis”), which closed on June 11, 2019. Through this Transaction, Amcor is now a global leader in consumer packaging with greater talent, global reach, scale and technical capabilities to offer an unrivaled value proposition for our customers – large or small – anywhere in the world.

Business Highlights

Milestone year – FY20 had strong financial results, demonstrating resilience
Bemis acquisition – ahead of expectations and enhancing performance
Visibility to drivers of near-term value for shareholders – another year of growth expected in FY21
Continued progress on advancing sustainability agenda
Substantial opportunities to create value over the long term

AMCOR plc | 2020 Proxy Statement	4

Nominees for Directors

		Director			Committee Memberships
Name	Age	Since	Primary Occupation	Independent	A	NG	C	E
Graeme Liebelt	66	2012	Former Managing Director & CEO, Orica Limited
Dr. Armin Meyer	71	2010	Former CEO & Chairman, Ciba Ltd.
Ronald Delia	49	2015	Managing Director & CEO, Amcor plc
Andrea Bertone	59	2019	Former President, Duke Energy International LLC
Karen Guerra	64	2010	Former President & Director General, Colgate Palmolive France
Nicholas (Tom) Long	61	2017	Former CEO, MillerCoors, LLC
Arun Nayar	69	2019	Former EVP & CFO, Tyco International
Jeremy Sutcliffe	63	2009	Former Chairman, CSR Limited
David Szczupak	65	2019	Former EVP, Whirlpool
Philip Weaver	67	2019	Former VP & CFO, Cooper Tire & Rubber

Chairman of the Board      Deputy Chairman of the Board      Committee Chair

A: Audit Committee    NG: Nominating & Corporate Governance Committee    C: Compensation Committee    E: Executive Committee

Corporate Governance Highlights

All non-employee Directors are independent
Independent Chairman of the Board
Regular executive sessions of independent directors
Annual election of all Directors
Proactive shareholder engagement program
Single class of shares
No shareholder rights plan (poison pill)
Stock ownership requirements for Directors and Executive Officers
Annual Board and committee evaluations
Ongoing Board refreshment
Mandatory director retirement at age 75

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Executive Compensation Highlights

Amcor’s executive compensation framework has played a key role in aligning the organization following the Bemis Transaction, in addition to incentivizing delivery of synergies, earnings growth and value creation for shareholders. The key highlights are as follows:

•	An outstanding fiscal year 2020 result; a reduction in safety recordable cases by 10%, an increase in EPS by 12.9%, cash flow of $1.2 billion, and the successful integration of the Bemis business and associated synergy capture ($80 million in fiscal year 2020), both of which were ahead of initial expectations for the first year.
•	As noted in the proxy statement last year, changes to the compensation structure were made by the Compensation Committee to better reflect a significantly larger company across several measures that now includes a much greater presence in the United States.
•	Variable compensation is 100% performance-based and at-risk ensuring strong alignment to shareholder value creation.
•	The fiscal year 2019 long term incentive (LTI) grant was delayed pending the completion of the Bemis Transaction. As a result, this grant was made in fiscal year 2020 shortly before the regular 2020 grant. The delay of the fiscal year 2019 grant should not be misinterpreted as two grants in fiscal year 2020, as one relates to 2019 and one to 2020. There is no change to the annual vesting schedule or LTI program (only one vesting each year).
•	Due to the delay of the 2019 LTI grant, the total compensation presented for the officers in the executive compensation tables will appear higher in this proxy statement than in a typical financial year, but the timing of ultimate recognition of value received pursuant to any awards will be in accordance with the normal program and schedule.

WHAT WE DO
Variable incentives are 100% performance-based and 100% at-risk
To ensure alignment with shareholders, the shareholder value creation model is the basis for the performance conditions used for incentives
For the LTI to vest in full, it requires EPS to grow by 10% per annum, returns to be 12% or more, and upper quartile relative total shareholder return performance
Stock ownership requirements for Executive Officers
Clawback policy applicable to awards in event of fraud, dishonesty, breach of obligations and certain restatements
WHAT WE DON’T DO
No multi-year employment agreements or excessive executive severance
No repricing of options without shareholder approval
No excise tax reimbursement for payments made in connection with a change in control
No hedging of equity awards
No payment of dividends on unearned performance-based awards
No evergreen provision in our 2019 Omnibus Management Share Plan
No discretion exercised for any adverse effects of Covid-19

AMCOR plc | 2020 Proxy Statement	6

Sustainability

Sustainability at Amcor

Sustainability is Amcor’s most exciting growth opportunity. We are leveraging our unique scale, reach and expertise to lead the way for the packaging industry and meet our customers’ growing sustainability expectations. This year has highlighted just how important shelf-life and hygiene are to consumers and brand owners. We already know about the huge contribution packaging makes to tackling food waste and, as a result, to fighting climate change. We believe there will always be a role for packaging and those organizations that best meet consumer needs, including caring for the environment, will be rewarded with growth.

We are pleased that, this year, Amcor was recognized for our sustainability leadership by FTSE4Good, Ethibel Excellence Investment Register, the Institutional Shareholder Services ESG program, Ecovadis and the MSCI. Amcor is proud of the sustainability progress we have driven in fiscal year 2020. We will continue to invest in our pipeline of products and innovations to ensure that, working with our customers and our NGO partners, we create value for all stakeholders by delivering more sustainable packaging.

Sustainability remains our most significant long-term
organic growth opportunity

Responsible packaging is the answer

Amcor is uniquely positioned as industry leader with

Scale, Resources and Capabilities

AMCOR plc | 2020 Proxy Statement	7

AMCOR plc | 2020 Proxy Statement	8

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Proposal 1 Election of Directors

The Nominating and Corporate Governance Committee of our Board of Directors (the “Board”) has nominated ten individuals to be elected at the meeting. Each Director is elected to a one-year term to serve until his or her successor has been duly elected and qualified. Each nominee has indicated a willingness to serve as a Director. If a Director does not receive a majority of the votes for his or her election, then that Director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of Directors to eliminate the vacancy.

In addition to certain biographical information about each Director and nominee, listed below are the specific experiences, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board.

Director-Nominees

The Board of Directors recommends a vote “FOR” all nominees to serve as Directors.

GRAEME LIEBELT

Age 66 Director since: 2012 Committees: Executive Audit NG (Chair) INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Managing Director and Chief Executive Officer of Orica Limited – 2005 to 2012

•  Executive Director of Orica Group – 1997 to 2012

•  Numerous senior positions with the ICI Australia/Orica group including Managing Director of Dulux Australia, Chairman of Incitec Ltd, Director of Incitec Pivot Ltd and Chief Executive of Orica Mining Services – 1990 to 2012

OTHER DIRECTORSHIPS:

•  Australia and New Zealand Banking Group Limited

•  Australian Foundation Investment Company Limited

KEY QUALIFICATIONS AND EXPERIENCES:

In addition to the professional background noted above, Mr. Liebelt is a Fellow of the Australian Academy of Technological Sciences and Engineering and a Fellow of the Australian Institute of Company Directors. Mr. Liebelt’s past leadership experiences and expertise in global manufacturing and operations make him particularly qualified to act as Chairman of the Board for Amcor.

DR. ARMIN MEYER

Age 71 Director since: 2010 Committees: Executive (Chair) Compensation (Chair) INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Chairman of the Board of Ciba Ltd. – 2000 to 2009

•  Chief Executive Officer of Ciba Ltd. – 2001 to 2007

•  Executive Vice President of ABB Ltd – 1995 to 2000

OTHER DIRECTORSHIPS:

•  Bracell Limited (previous)

•  Zurich Financial Services (previous)

•  International Institute for Management Development (IMD) (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Dr. Meyer is a qualified electrical engineer with a Ph.D from the Swiss Federal Institute of Technology. Dr. Meyer’s significant experience in executive leadership having served as a Chairman and CEO, and his familiarity with financial matters and global manufacturing provide valuable contributions to Amcor’s board of directors.

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RONALD DELIA

Age 49 Director since: 2015 Committees: Executive

PROFESSIONAL BACKGROUND:

•  Managing Director and Chief Executive Officer, Amcor – 2015 to current

•  Executive Vice President Finance and Chief Financial Officer, Amcor – 2011 to 2015

•  Vice President and General Manager, Amcor Rigid Plastics Latin America – 2008 to 2011

•  Executive Vice President Corporate Operations, Amcor – 2005 to 2008

•  Associate Principal, McKinsey & Company – 2000 to 2005

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Delia holds a Masters of Business Administration from Harvard Business School and a Bachelor of Science from Fairfield University. Mr. Delia has an intimate knowledge of the Company’s business, operations and customers. His experience in global commercial and operational leadership, strategy and M&A, and finance, contribute invaluable skills and capabilities to Amcor’s board of directors.

ANDREA BERTONE
Age 59 Director since: 2019 Committees: Compensation INDEPENDENT

PROFESSIONAL BACKGROUND:

•  President, Duke Energy International LLC (an electric power holding company) – 2009 to 2016

•  Associate General Counsel, Duke Energy – 2003 to 2009

OTHER DIRECTORSHIPS:

•  DMC Global Inc.

•  Peabody Energy, Inc.

•  Yamana Gold Inc. (previous)

•  Duke Energy International Geração Paranapanema S.A. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Ms. Bertone is a graduate of the University of São Paulo, Brazil, where she earned a juris doctorate degree, and Chicago-Kent College of Law, where she earned a master of laws degree. She also completed a finance program for senior executives at Harvard Business School. Ms. Bertone’s depth of experience with multinational companies operating in global markets and her experience in executive leadership, global strategy, legal and regulatory, finance, and sales and marketing provide valuable contributions to Amcor’s board of directors.

KAREN GUERRA
Age 64 Director since: 2010 Committees: NG INDEPENDENT

PROFESSIONAL BACKGROUND:

•  President and Directeur Générale, Colgate Palmolive France – 1999 to 2006

•  Chairman and Managing Director, Colgate Palmolive UK Ltd. – 1996 to 1999

OTHER DIRECTORSHIPS:

•  British American Tobacco p.l.c.

•  Electrocomponents PLC

•  Davide Campari-Milano S.p.A. (previous)

•  Paysafe PLC (previous)

•  Inchcape PLC (previous)

•  Samlerhuset BV (previous)

•  Swedish Match AB (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Mrs. Guerra holds a degree in Management Sciences from the University of Manchester. Mrs. Guerra’s experience in executive leadership, business turnaround and global sales and marketing provide valuable contributions to Amcor’s board of directors.

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NICHOLAS (TOM) LONG

Age 61 Director Since: 2017 Committees: Executive Compensation NG INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Managing Partner, Bridger Growth Partners, LLC (a private equity fund) – 2015 to current

•  Chief Executive Officer, MillerCoors, LLC (a brewing company) – 2011 to 2015

•  President and Chief Commercial Officer, MillerCoors, LLC – 2008 to 2011

•  President Northwest Europe Division, The Coca-Cola Company – 2003 to 2005

OTHER DIRECTORSHIPS:

•  Wolverine World Wide, Inc.

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Long holds a Masters of Business Administration from Harvard Business School and a Bachelor of Arts from the University of North Carolina. Mr. Long has significant experience in executive leadership in large, global companies, global strategy and international business operations, finance, and sales and marketing. Due to these experiences, Mr. Long provides valuable contributions to Amcor’s board of directors.

ARUN NAYAR
Age 69 Director Since: 2019 Committees: Audit (Chair) INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Senior Advisor, McKinsey & Company (a global management consulting firm) – 2016 to current

•  Executive Vice President and Chief Financial Officer, Tyco International plc (a securities system company) – 2012 to 2016

•  Senior Vice President Treasurer and Chief Financial Officer, ADT Worldwide (Tyco) – 2008 to 2012

OTHER DIRECTORSHIPS:

•  Rite Aid

•  GFL Environmental Inc.

•  TFI International Inc. (previous)

•  Bemis Company, Inc. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Nayar’s global experience and expertise in financial reporting, financial analytics, capital market financing, mergers and acquisitions and treasury matters provide important insight into the global financial matters for Amcor’s board of directors. His experiences make him well suited to serve as Chair of the Audit Committee.

JEREMY SUTCLIFFE
Age 63 Director Since: 2009 Committees: NG INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Chairman, CSR Limited (a manufacturer and supplier of buildings products) – 2011 to 2018

•  Interim Managing Director and Chief Executive Officer, CSR Limited – 2010

•  Group Chief Executive Officer and Managing Director, Sims Metal Management Limited – 2002 to 2008

OTHER DIRECTORSHIPS:

•  Orora Limited

•  CSR Limited (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Sutcliffe holds a Bachelor of Laws (Honours) from the University of Sheffield, U.K. and is a qualified attorney in Australia where he began his professional career in the practice of law. Mr. Sutcliffe’s experience in legal matters, executive leadership, global manufacturing and operations and sustainability provide valuable contributions to Amcor’s board of directors.

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DAVID SZCZUPAK

Age 65 Director Since: 2019 Committees: Audit INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Executive Vice President Global Product Organization, Whirlpool Corporation (a major home appliance company) –  2008 to 2017

•  Chief Operation Officer, Dura Automotive Systems – 2006 to 2008

OTHER DIRECTORSHIPS:

•  Bemis Company, Inc. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

In his professional roles, Mr. Szczupak gained specific experience in product development, purchasing, manufacturing and product quality. In addition to those roles noted above, Mr. Szczupak, worked for Ford Motor Company for 22 years in a variety of leadership roles. Mr. Szczupak’s extensive background in product innovation, strategic planning, engineering, and global manufacturing, give him unique and valuable insights and perspective to our global operations, research and development and innovation.

PHILIP WEAVER
Age 67 Director Since: 2019 Committees: Compensation INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Vice President and Chief Financial Officer, Cooper Tire & Rubber Company – 1998 to 2009

•  Vice President Tire Division, Cooper Tire & Rubber Company – 1994 to 1998

OTHER DIRECTORSHIPS:

•  CMC Group, Inc.

•  Bemis Company, Inc. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Weaver’s expertise in accounting and finance, and his experience as a chief financial officer of a public company, allow him to bring a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing and auditing to Amcor’s board of directors.

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Director Compensation Summary

Director compensation is approved by the Board of Directors. The Board of Directors considers benchmark data when determining appropriate pay. The components of Director pay include a fixed retainer plus additional fees for members and chairs of committees. Effective December 1, 2019, the Board of Directors agreed upon the following director fee levels and structure (unless otherwise indicated, all dollar amounts in this proxy statement are in U.S. Dollars):

Description	Fee
Retainer fees	• Chair: $510,000(1) • Deputy Chair: $306,000 • Directors, other than the Chair and Deputy Chair: $255,000
Committee fees

• Audit Committee Chair: $30,600

• Audit Committee Member: $15,300

• Compensation Committee Chair: $20,400

• Compensation Committee Member: $10,200

• Nominating and Corporate Governance Committee Chair: $15,300

• Nominating and Corporate Governance Committee Member: $7,140

Delivery of fee	• 50% restricted share units (restricted for two years) • 50% cash
Minimum shareholding requirements	• 5x cash retainer, accumulated over 5 years

(1)	The retainer for the Chair represents his total fee. He does not receive additional fees for his involvement with Board Committees.

Fiscal Year 2020 Director Compensation

The table below sets forth certain information concerning the compensation earned in fiscal year 2020 by Amcor’s non-executive Directors (non-management and independent Directors).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Employer Contributions to defined contribution pension plans ($)(2)	Total ($)
Graeme Liebelt	238,582	255,009	14,334	507,925
Dr. Armin Meyer	161,867	163,206	0	325,073
Andrea Bertone(3)	86,485	132,609	0	219,094
Paul Brasher(4)	30,790	0	4,672	35,462
Eva Cheng(4)	43,654	0	0	43,654
Karen Guerra	129,999	131,078	0	261,077
Nicholas (Tom) Long	135,058	136,178	0	271,235
Arun Nayar	138,508	142,808	0	281,316
Jeremy Sutcliffe	120,573	131,078	8,991	260,642
David Szczupak	134,046	135,154	0	269,200
Philip Weaver	131,517	132,609	0	264,126

(1)	Directors received a fixed ’‘base’’ fee for their role as board members, plus additional fees for members and chairs of committees. The Chairman does not receive additional fees for his involvement with board committees.
(2)	Certain Directors live in jurisdictions requiring statutory pension contributions. For those directors, the cash portion of the retainer fees are reduced by the amount of the statutory pension contributions.
(3)	Ms. Bertone joined the Amcor board effective November 7, 2019. Amounts listed in the table above are pro-rated based on her start date.
(4)	Mr. Brasher and Ms. Cheng retired from their positions on the Amcor board on September 30, 2019 and November 5, 2019 respectively. Amounts listed in the table above reflect compensation paid through their retirement date.

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Board Composition

Director Independence

The Board has determined that all Directors, except Mr. Delia, are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE listing standards”). In addition, the Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees, is independent pursuant to the NYSE listing standards and any relevant Securities and Exchange Commission (“SEC”) standards. In accordance with the NYSE listing standards, the Board looked at the totality of the circumstances to determine a Director’s independence including reviewing any relationships and transactions between each Director and the Company (including its independent registered public accounting firm). To be independent, a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management.

Board Refreshment

Amcor has maintained a steady, proactive focus on Board composition and refreshment, having added four new Directors since 2019. As a key element of ensuring that the Board composition reflects a diverse mix of skills, perspectives, qualifications and experiences, the Nominating and Corporate Governance Committee regularly reviews director tenure and succession. The disciplined Board succession planning, together with annual Board self-evaluations, enables optimal Board effectiveness and ensures the appropriate level of Board refreshment to meet the Company’s strategic needs and priorities. In addition to refreshing the Board’s composition generally, the Board routinely adjusts its committee chair and membership assignments which promotes director development and succession planning.

Board Leadership Structure

We do not have an express policy concerning whether the role of Chairman of the Board should be held by an independent Director. Instead, the Board prefers to remain flexible to determine which leadership structure is most appropriate for the Company and its shareholders based upon the specific circumstances at any given point in time. Mr. Liebelt, an independent Director, currently serves as our Chairman of the Board.

AMCOR plc | 2020 Proxy Statement	14

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Board Operations

Corporate Governance Documents

The following materials relating to the corporate governance of the Company are accessible on our website at: http://www.amcor.com/investors/corporate-gov/policies-standards

•	Memorandum of Association and Articles of Association	•	Compensation Committee Charter
•	Corporate Governance Guidelines	•	Nominating and Corporate Governance Committee Charter
•	Executive Committee Charter	•	Code of Business Conduct and Ethics
•	Audit Committee Charter

Hard copies will be provided at no charge to any shareholder or any interested party upon request. To submit such request, write to us at Amcor plc, Attention: Corporate Secretary at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom. The information contained on the Company’s website is not incorporated by reference into this proxy statement and should not be considered to be part of this proxy statement.

Committees of the Board

The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Below is certain information relating to these committees.

Audit Committee

During fiscal year 2020, the Audit Committee met five times. The Audit Committee is comprised of three Directors: Arun Nayar, Graeme Liebelt and David Szczupak. Mr. Nayar serves as the chair of the Audit Committee. Each member of the Audit Committee is “independent,” as defined by NYSE listing standards. The Board has determined that Mr. Nayar qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC rules. Furthermore, each member of the Audit Committee is “financially literate” as that term is defined by the NYSE listing standards.

The Audit Committee charter details the purpose and responsibilities of the Audit Committee, including to assist the Board in its oversight of:

•	The integrity and fair presentation of the financial statements of Amcor and related disclosure;
•	The qualifications, performance and independence of Amcor’s independent auditor;
•	The performance of Amcor’s internal audit function;
•	Amcor’s systems of internal controls over financial reporting; and
•	Amcor’s legal and ethical compliance policies and programs.

In addition, the Audit Committee is directly responsible for the selection, compensation and oversight of the work of Amcor’s independent auditor.

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Compensation Committee

During fiscal year 2020, the Compensation Committee met five times. The Compensation Committee is comprised of four Directors: Dr. Armin Meyer, Andrea Bertone, Nicholas (Tom) Long and Philip Weaver. Dr. Meyer serves as the chair of the Compensation Committee. Each member of the Compensation Committee is “independent,” as defined by the NYSE listing standards.

The Compensation Committee charter details the purpose and responsibilities of the Compensation Committee, including:

•	Reviewing and recommending the compensation of the CEO and Directors, and determining and approving compensation for Amcor’s executive officers who report directly to the CEO;
•	Evaluating the performance of Amcor’s CEO and performance of executive officers who report directly to the CEO;
•	Evaluating officer and Director compensation plans, policies and programs generally;
•	Reviewing the Compensation Discussion and Analysis for inclusion in the proxy statement; and
•	Reviewing Amcor’s management succession planning.

Nominating and Corporate Governance Committee

During fiscal year 2020, the Nominating and Corporate Governance Committee met five times. The Nominating and Corporate Governance Committee is comprised of four Directors: Graeme Liebelt, Karen Guerra, Nicholas (Tom) Long and Jeremy Sutcliffe. Graeme Liebelt serves as the chair of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is “independent,” as defined by the NYSE listing standards.

The Nominating and Corporate Governance Committee charter details the purpose and responsibilities of the Nominating and Corporate Governance Committee, including:

•	Identifying and recommending to Amcor’s Board individuals qualified to serve as Directors of Amcor;
•	Reviewing the nominations for new Directors from all sources against criteria established for selection of new Directors and nominees for vacancies on the Board;
•	Overseeing the annual evaluations of the Board and the Board committees; and
•	Advising Amcor’s Board with respect to its composition, governance practices and procedures.

Executive Committee

During fiscal year 2020, the Executive Committee met one time. The Executive Committee is comprised of four Directors: Graeme Liebelt, Dr. Armin Meyer, Nicholas (Tom) Long and Ronald Delia. Dr. Meyer serves as the chair of the Executive Committee. The Executive Committee charter details the purpose and responsibilities of the Executive Committee, which generally consist of exercising the powers and authority of the Board to direct the business and affairs of the Company in intervals between meetings of the Board, in emergency situations or when requested by the full Board.

Director Meeting Attendance

Directors are expected to attend all Board meetings, applicable committee meetings and the annual shareholder meeting. The Board met eight times in fiscal year 2020. Each Director attended at least 75 percent of the aggregate of the total number of Board meetings and committee meetings on which they served. All then-current Directors attended the annual shareholder meeting as well.

The Board meets in regularly scheduled executive sessions without non-independent Directors in connection with each regularly scheduled Board meeting and at other times as necessary. Our independent Chairman of the Board presides at the executive sessions.

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Key Areas of Board Oversight

Risk Management

Taking purposeful and calculated risks is an essential part of our business and is critical to the achievement of our long-term strategic objectives. Our Board of Directors and the committees take an active role in the oversight of our Company’s most significant risks. Enterprise risk management processes are embedded in all critical business processes and are designed to identify operational, financial, strategic, compliance and reputational risks that could adversely affect the execution of the Company’s plans or effectiveness of its business model.

BOARD OF DIRECTORS
Delegate certain risk management oversight responsibilities to Board committees, and receive regular reports from Board committees
Oversee the company risk management processes to support achievement of the Company’s organizational and strategic objectives
Oversight of the long-term financial plan, which is updated in a process that aligns with the Company’s annual corporate and business unit risk assessments

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

 Oversee risks associated with financial reporting and internal controls

 Assess the steps management has taken to control risks to the Company

 Review the Company’s business risk management framework and policy for risk appetite including the procedures for identifying strategic and business risks and controlling their financial impact on the Company

 Review internal audit’s analysis and independent appraisal of the adequacy and effectiveness of the Company’s risk management and internal control systems

 Monitor risks associated with the design and administration of the Company’s compensation and benefits program, including performance-based compensation programs, to promote appropriate incentives that do not encourage excessive risk taking

Oversee risks associated with the governance structure of the Company including Board composition and independence

In addition to the management of the risks described above, we engage in an annual enterprise-wide risk assessment process. Identified risks are evaluated based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Annually, a report summarizing these assessments is compiled, reviewed by the Managing Director and Chief Executive Officer and Chief Financial Officer and is presented to the full Board. Interim reports on specific risks are provided if requested by the Board or recommended by management.

Enviromental, Social and Governance (ESG) Matters

The Board and its committees oversee the execution of Amcor’s environmental, social and governance strategies and initiatives as an integrated part of their oversight of the Company’s overall strategy and risk management. The Board is actively engaged with management on related topics such as sustainability, product and service demand; scenario analysis of potential pathways; customer, investor and other stakeholder expectations; and the environmental impact of our Company.

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Organizational Development and Succession Planning

The Board believes that organizational development and succession planning, including diversity and inclusion initiatives, are critical to the company’s success. Our Board’s involvement in leadership development and succession planning is ongoing throughout the year, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of other senior management positions. The Compensation Committee oversees the development of the process, and the Board meets regularly with high-potential executives at many levels across the company through formal presentations and informal events throughout the year. The Compensation Committee is also regularly updated on key talent indicators for the overall workforce, including recruiting and attrition, diversity and inclusion, and development programs.

Board Governance Practices

Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential component of Board effectiveness and good corporate governance. Accordingly, the Board and each committee will conduct an annual self-evaluation and periodic external assessments to gauge their effectiveness and consider opportunities for improvement. The entire evaluation process, overseen by the Nominating and Corporate Governance Committee, assesses the performance of each committee and the Board as a whole. The self-evaluation results and any recommendations made by the Nominating and Corporate Governance Committee to enhance the Board’s effectiveness are discussed by the full Board.

Shareholder Engagement

Amcor has historically had active engagement with shareholders and proxy advisors regarding its performance, strategy and operations. In 2020, members of senior management and our Chairman of the Board embarked on a governance roadshow to solicit shareholder perspectives and receive valuable, direct feedback on governance, executive compensation, sustainability and related matters, communicating with shareholders representing over 30% of Amcor’s shares. Our engagement efforts and the shareholder feedback we received were reviewed with our Board of Directors, and will help to promote greater alignment of our governance and executive compensation practices with shareholder interests.

Recommendations for Directors

Consistent with the long-term interests of the shareholders, Directors must be able to participate constructively, drawing upon their diverse individual experience, knowledge and background to provide perspectives and insights. The Board also understands the importance of balancing tenure, turnover, diversity and skills of the individual Board members by pairing fresh perspectives with valuable experience. The Nominating and Corporate Governance Committee and the Board establish different search criteria for recruiting new Directors at different times, depending upon the Company’s needs and the then-current Board composition. In every case, however, candidates are required to have certain qualifications and attributes that enable such individuals to contribute to the Board.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee should write the Corporate Secretary of the Company at Amcor plc, 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, stating in detail the candidate’s qualifications for consideration by the Nominating and Corporate Governance Committee.

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If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures outlined in our Articles of Association (“Articles”) by the deadlines described below under “Submission of Shareholder Proposals and Nominations.”

Communications with the Board

The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to the address below. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual Directors.

Amcor plc

c/o Corporate Secretary
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

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Transactions with Related Parties

Our Board has approved a written policy whereby the Audit Committee must review and approve any transaction in which (a) the Company was, is or will be a participant, (b) the amount involved will or may be expected to exceed $120,000, and (c) any of the Company’s Directors, nominees for Director, Executive Officers, greater than five percent shareholders or any of their immediate family members (each, a “Related Party”) have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K) (“Related Party Transaction”).

The Audit Committee may delegate authority to review Related Party Transactions to one or more Audit Committee members, except for a transaction involving an Audit Committee member, and the Audit Committee may delegate authority to review Related Party Transactions to the CEO and CFO, acting collectively, except for transactions involving such officer or a Director. Any determinations made under such delegated authority must be promptly reported to the full Audit Committee, which may ratify or reverse such determination.

Standards for Approval of Transactions

The Audit Committee will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction:

•	The position within or relationship of the Related Party with the Company;
•	The materiality of the transaction to the Related Party and the Company;
•	The business purpose for and reasonableness of the transaction;
•	Whether the transaction is comparable to a transaction that could be available to an unrelated party, or is on terms that the Company offers generally to persons who are not Related Parties;
•	Whether the transaction is in the ordinary course of the Company’s business; and
•	The effect of the transaction on the Company’s business and operations.

A Related Party Transaction will only be approved by the Audit Committee if the Audit Committee determines that the Related Party Transaction is in the best interests of the Company.

Transactions with Related Parties during Fiscal Year 2020

Item 404 of Regulation S-K requires that we disclose any transactions between us and any related parties, as defined by Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. During fiscal year 2020, there were no Related Party Transactions meeting the requirements of Item 404 of Regulation S-K.

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Security Ownership of Directors and Executive Officers

The following table lists the beneficial ownership of our ordinary shares as of September 14, 2020, by each Director, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all of our current Directors and Executive Officers as a group. Percentage of outstanding shares is based on 1,568,481,519 shares outstanding as of September 14, 2020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares
Graeme Liebelt	93,565	*
Dr. Armin Meyer	50,000	*
Ronald Delia	1,664,628	*
Andrea Bertone	—	*
Karen Guerra	46,721	*
Nicholas (Tom) Long	4,000	*
Arun Nayar	98,817	*
Jeremy Sutcliffe	63,681	*
David Szczupak	94,492	*
Philip Weaver	198,012	*
Michael Casamento	325,250	*
Sheri Edison	413,534	*
Peter Konieczny	588,081	*
Eric Roegner	71,600	*
Fred Stephan	89,046	*
Ian Wilson	637,838	*
All Executive Officers and Directors as a Group (16 persons)	4,439,265	*

(1)	Includes any ordinary shares that the named individuals may acquire beneficial ownershp of within 60 days of September 14, 2020 pursuant to restricted stock units or performance rights or upon exercise of options as follows: Mr. Delia - 508,300, Mr. Casamento - 170,730, Mr. Konieczny - 269,310, and Mr. Wilson - 354,960. The amounts disclosed here includes securities over which the individual has, or, with another shares, directly or indirectly, voting or investment power, including ownership by certain relatives and ownership by trusts for the benefit of such relatives.

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Security Ownership of Certain Beneficial Owners

The only persons known to us to beneficially own, as of September 14, 2020, more than 5% of our outstanding ordinary shares are set forth in the following table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10022	134,625,598	8.30%
State Street Corporation(2) One Lincoln Street Boston, MA 02111	96,953,757	5.98%

(1)	Based on information contained in a Schedule 13G filed by such beneficial holder with the SEC on February 7, 2020, BlackRock has sole voting power over 118,176,729 shares, and sole dispositive power over 134,625,598 shares.
(2)	Based on information contained in a Schedule 13G filed by such beneficial holder with the SEC on February 14, 2020, State Street has shared voting power over 92,023,122 shares and dispositive voting power over 96,941,975 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, such as our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. To our knowledge, based solely on a review of the copies of the reports and amendments thereto filed electronically with the SEC and representations that no other reports were required, we believe that during fiscal 2020, no Director, executive officer or greater than 10% shareholder failed to file on a timely basis the reports required by Section 16(a), except that, due to administrative errors on the part of the Company, Mr. Nayar inadvertently underreported his share ownership on his December 2, 2109 Form 4 filing, which was subsequently amended and Messrs. Delia, Casamento, Wilson, Konieczny and Roegner each made one late filing relating to the exercise date of an award granted to them by the Company (note the grant was reported correctly).

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Executive Compensation Discussion and Analysis

The Executive Compensation Discussion and Analysis section describes the key elements of Amcor’s compensation program and 2020 compensation decisions for its named executive officers (“NEOs”).

Named Executive Officers

For fiscal year 2020 (July 1, 2019 – June 30, 2020), Amcor’s NEOs were:

RONALD DELIA	Managing Director and Chief Executive Officer
MICHAEL CASAMENTO	Executive Vice President, Finance and Chief Financial Officer
PETER KONIECZNY	President, Amcor Flexibles Europe, Middle East and Africa
ERIC ROEGNER	President, Amcor Rigid Packaging
IAN WILSON	Executive Vice President, Strategy and Development

Introduction and 2020 Highlights

Amcor’s executive compensation framework has played a key role in aligning the organization following the acquisition of Bemis, in addition to incentivizing delivery of synergies, earnings growth and value creation for shareholders.

A Compensation Approach Appropriate for a Truly Global Company

Amcor is a truly global company made up of a diverse group of executives working in a range of different countries with responsibilities that extend beyond their respective geographic locations. Amcor’s compensation approach is designed to attract and retain executives who are global leaders with the experience and ability to perform in this environment. These same leaders are attractive potential candidates for competitors both within the packaging sector and other industries - many of which are US-based.

Location of Amcor Executives

(CEO, direct reports, and their reports. n = 112)

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Emphasis on Variable, Performance-Based, At-Risk Compensation

To ensure Amcor remains competitive as a truly global company, it considers market benchmarks in all regions in which it operates. The Company’s remuneration programs aim to maintain appropriate internal relativities despite regional differences, while ensuring and encouraging global mobility of talent. The programs focus on variable, performance-based, at-risk compensation to incentivize strong performance and delivery of outcomes that align with the interests of shareholders.

Variable, Performance-Based, At-Risk Compensation is based on Amcor’s Shareholder Value Creation Model

Alignment of metrics in incentive plans support delivery of shareholder value.

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2020 Incentive Outcomes - Highlights

The business posted strong financial performance in 2020. Incentive outcomes reflect that performance, and demonstrate the strong link between financial performance, incentive outcomes, and delivery of value to shareholders.

	Short Term Incentive	Long Term Incentive
Outcome	Targets met and exceeded	Targets partly met over 3-year period
Highlights

•   a reduction in safety recordable cases by 10%

•   an increase in EPS, including synergy capture, of 12.9%

•   cash flow of $1.2 billion

•   successful integration of the Bemis business and associated synergy capture ($80 million in fiscal year 2020), ahead of expectations

•   talent and organizational alignment, including appointment of key leadership roles and integration of talent

• 3-year average EPS growth of 6.5% against target range of 5-8% • Return on Average Funds Employed (RoAFE) gateway exceeded • Relative Total Shareholder Returns performance partly met

No LTI Grant in Fiscal Year 2019; Two LTI Grants Reported in Fiscal Year 2020

There was no LTI grant in fiscal year 2019 as this grant was delayed until the completion of the Bemis Transaction which occurred less than one month prior to the end of fiscal year 2019. The fiscal year 2019 grant was delayed so that all Amcor leaders (including former Bemis employees who joined Amcor after the acquisition) were aligned on one long-term incentive plan immediately. This consistency in compensation structure enabled a strong, collective focus on generating the best outcomes for shareholders, including accelerated synergy capture, cultural alignment, and the successful integration efforts to date.

Given the timing of the completion of the Bemis Transaction, the delayed 2019 LTI grant was made early in fiscal year 2020.

The delay of the 2019 LTI grant should not be misinterpreted as two grants related to fiscal year 2020, as one relates to fiscal year 2019 and one to fiscal year 2020. The total compensation of the named executive officers will therefore appear higher in the 2020 Summary Compensation Table since the 2020 table reflects grant values for LTI grants related to two fiscal years instead of one.

Importantly, there is no change to the annual vesting schedule as only one LTI grant will vest each fiscal year, or to the actual realized compensation for the CEO or other named executive officers in any one fiscal year.

Fiscal Year Ending June 30:	2017		2018		2019	2020	2021	2022	2023
LTI plan grant made/ to be made in that year	2017		2018		–	2019 2020	2021	2022	2023
LTI plan that vested/ will vest in that year (performance period starting July 1):	2013	(1)	2014	(1)	2016	2017	2018	2019	2020

(1)	4-year plans; no grant made in 2015.

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Compensation Policy

Compensation Objectives

Amcor’s executive compensation strategy, frameworks and programs are designed to:

•	Align compensation to business strategy and outcomes that deliver value to shareholders.

•	Drive a high-performance culture by setting challenging objectives and rewarding high-performing individuals.

•	Ensure compensation is competitive in the relevant employment marketplace to support the attraction, engagement and retention of executive talent.

Compensation Decision-Making

The Compensation Committee is responsible for determining, in consultation with Amcor’s Board of Directors, a framework for the compensation of Amcor’s NEOs, and other executives reporting to the CEO. This is to ensure that Amcor’s NEOs are motivated to pursue the long-term growth and success of Amcor and that there is a clear relationship between performance and executive compensation. Amcor’s CEO recommends to the Compensation Committee the annual compensation levels for each of Amcor’s other NEOs and executive officers reporting to the CEO, and the Compensation Committee ultimately approves annual compensation levels, taking into account those recommendations and other considerations the Compensation Committee deems appropriate. The Compensation Committee reviews the annual compensation levels for the CEO and makes recommendations for any changes to the Amcor Board, who approves any changes. The CEO makes no recommendation with respect to his own compensation levels.

The Compensation Committee is also responsible for reviewing leadership talent to ensure that Amcor’s leaders are of world-class quality and that succession depth for key leadership roles is sufficient to deliver sustainable business success. It also undertakes an annual formal evaluation of the performance of the CEO.

Use of Compensation Consultants

Where appropriate, the Compensation Committee seeks advice from independent compensation consultants in determining appropriate executive compensation. In fiscal year 2020, the Compensation Committee sought input from an external compensation consultant, FW Cook, to understand market practice and review market data relevant for making compensation determinations for key executive roles. FW Cook did not prepare specific recommendations with respect to the compensation of any of Amcor’s NEOs.

Use of Peer Company and Competitive Market Data

Due to the global scope of Amcor’s business and the unique competitive environment in which Amcor operates, a range of benchmarking data was used in making individual compensation decisions during the last fiscal year. At Amcor, compensation for NEOs and other executives reporting to the CEO is determined by reviewing general pay structures for similar roles in relevant markets around the world. Amcor is an international company made up of a diverse group of executives working in a range of different countries. Furthermore, the responsibilities of these executives extend beyond their own geographic location. This requires Amcor to attract and retain executives who are global leaders with the experience and ability to perform in this environment.

For fiscal year 2020 compensation benchmarking purposes, the Compensation Committee utilized multiple compensation benchmarks from carefully selected US and global companies and markets that include executives with global or regional responsibilities. This approach assists the Compensation Committee in understanding and considering general market practice across a number of international markets when determining competitive pay structures for Amcor executives.

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Elements of Compensation

Amcor compensates its executives using a combination of fixed and variable compensation plans. The primary elements of its executive compensation programs are:

•	Base salaries

•	Short-term incentive (STI); delivered through a combination of cash and deferred equity

•	Long-term incentive (LTI)

Greater emphasis is placed on variable compensation with the CEO receiving 81% of his target compensation as variable compensation and the other NEO’s receiving 75% (on average), as shown below.

(1)	Represents an average across all other NEOs.
(2)	Deferred component of the STI delivered as share rights over Amcor shares that are restricted for two years following payment of the cash portion of the STI.

Amcor believes that these components, taken together, promote the compensation objectives described above.

In determining the amounts payable with respect to each element, and the relative weighting of the various elements for each of Amcor’s NEOs, the Compensation Committee considers the compensation elements, weightings and levels generally paid for similar roles in relevant markets around the world. Amcor does not have a formal policy regarding allocation among types of compensation other than to ensure overall competitiveness and to emphasize variable, performance-based, at-risk compensation. Its goal is to award compensation that is competitive in relation to the compensation objectives and in the best interest of shareholders.

Base Salaries

The base salary is intended to provide a fixed component of compensation commensurate with the executive’s seniority, skill set, experience, role and responsibilities. Over the course of fiscal year 2020, base salaries were modestly increased.

Short-Term Incentive (STI)

Amcor provides STI compensation opportunities in the form of an annual, performance-based incentive program. The STI is intended to provide compensation based on achievement of annual business objectives. Part of any STI earned based on achievement of annual business objectives is delivered in share rights over Amcor shares that are deferred for an additional period of two years—called STI deferred equity awards. The payment of STI deferred equity awards is intended to build equity ownership, to align management incentives with shareholder value creation, and to act as a retention incentive.

Details of the range of potential STI cash payments, the proportion to be received at “target” performance, the actual payments made, and share rights awarded under the STI Deferred Equity plan in respect of fiscal year 2020 are shown below. The actual outcomes are based on the performance of Amcor’s NEOs against a selected range of safety, financial and strategy and organization development goals both on an Amcor and business group level. Above-target outcomes are only payable based on outperformance against selected financial metrics.

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Name	STI % at Target (as % of Base Salary)	STI % Range	STI % Actual	STI Payment (USD)(1)	Deferred Equity Awarded (USD)	Deferred Equity Award (No. Share Rights)(1)
Ronald Delia	120%	0% to 180% of base salary	180%	$2,949,183	$1,474,592	148,091
Michael Casamento	75%	0% to 150% of base salary	150%	$1,317,104	$658,552	66,137
Peter Konieczny	75%	0% to 150% of base salary	77%	$932,436	$466,218	46,821
Eric Roegner	75%	0% to 150% of base salary	38%	$361,144	$180,572	18,134
Ian Wilson	75%	0% to 150% of base salary	144%	$1,252,557	$626,278	62,896

(1)	Equity allocations were determined based on the volume weighted average price (“VWAP”) of Amcor shares for the five trading days prior to and including June 30, 2020 ($9.96 per share). Where short-term cash incentives are determined in currencies other than USD, the average foreign exchange rate for the same five-day period was applied to determine the USD equivalent.

The table below also includes a more detailed analysis of the targets and outcomes for the CEO and CFO.

Category	Safety Targets	Financial Targets	Strategy and Organizational Development Goals
Weighting	5%	80-85%	10-15%
Outcome	Target met and exceeded	Targets met and exceeded	Targets met and exceeded
Comments	• 10% fewer recordable cases than fiscal year 2019	• An increase in EPS, including synergy capture, of 12.9% • Cash flow of $1.2 billion • Successful integration of the Bemis business and associated synergy capture ($80 million in fiscal year 2020)	• Talent and organizational alignment, including appointment of key leadership roles and integration of talent

The remaining NEOs’ targets and weighting were specific to their scope of accountability and business group.

•	All NEOs had a safety objective to reduce recordable cases.

•	Financial metrics included both consolidated and Business Group specific metrics including earnings, cash flow, average working capital, and sales growth metrics. Metrics and weighting for each ensured NEOs were incentivized to focus on objectives specific to their respective business groups.

•	These NEOs were assigned strategy and organizational development goals, where applicable to the role, with a focus on talent and organizational alignment. This was essential to the successful integration of the Bemis business.

The performance targets for consolidated results are consistent with those of the CEO and CFO. Performance targets related to business group or unit performance are established based on annual operating plans (which are considered commercially sensitive), and are determined by definitive and objective criteria set at levels intended to be challenging and require significant leadership effort, substantial achievement, and measurable value creation for payout to occur. Amcor does not publicly report financial results for businesses within a reportable segment to protect the commercially sensitive nature of that information and the Company’s competitive positions.

Long-Term Incentive (LTI)

The objective of Amcor’s LTI is to reward the achievement of long-term sustainable business outcomes which is consistent with the Company’s objective of value creation for shareholders.

Each LTI award vests over a period of three years and consists of a grant of options and performance rights (performance shares are awarded to U.S. participants in place of performance rights).

The vesting outcome of the award is based on the following:

•	half of the award is determined based on constant currency adjusted earnings per share (“EPS”) growth over a three-year performance period, with 5% average annual EPS growth resulting in 50% of this portion of the award vesting, and 10% average annual EPS growth resulting in full vesting of this portion of the award (subject to linear interpolation between these two points). There is a further condition that Amcor’s adjusted return on average funds employed (“RoAFE”) is at or above 12%. If average annual EPS growth is less than 5%, or RoAFE is less than 12%, this portion of the award will not vest.[1]

1	Amcor’s Board of Directors has flexibility to adjust either the EPS and RoAFE hurdles, or adjust the structure of these hurdles, to ensure they remain appropriate in the event of material events or strategic initiatives that affect the relevance of the performance conditions.

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•	The other half of the award is based on relative Total Shareholder Return (“TSR”) performance over a three-year performance period against two peer groups with equal weighting; an ASX-based group and an international packaging group, with 50th percentile TSR resulting in 50% of this portion of the award vesting, and 75th percentile TSR resulting in full vesting of this portion of the award (subject to linear interpolation between these two points). There is no vesting of this portion of the award for performance below the 50th percentile. The use of these two peer groups reflect Amcor’s Australian and international shareholder base.

The combination of EPS with a RoAFE condition ensures that management is rewarded for achieving profitable growth while sustaining strong returns. The use of relative TSR provides a shareholder perspective of Amcor’s relative performance against comparable companies both in Australia and internationally.

The TSR peer groups for fiscal year 2020 were:

ASX-BASED TSR GROUP[1]:
The A2 Milk Company	CSL Limited	ResMed Inc
Adelaide Brighton Limited	Downer EDI Limited	Sonic Healthcare Limited
Ansell Limited	Fletcher Building Limited	Sydney Airport Holdings Limited
Boral Limited	Goodman Group	Telstra Corporation Limited
Brambles Limited	GrainCorp Limited	Transurban Group
CIMIC Group Limited	Incitec Pivot Limited	Treasury Wine Estates Limited
Coca-Cola Amatil Limited	James Hardie Industries plc	Wesfarmers Limited
Cochlear Limited	Orora Limited	Woolworths Limited
Computershare Limited	Qantas Airways Limited
CSR Limited	Ramsay Health Care Limited

INTERNATIONAL PACKAGING TSR GROUP[1]:
Aptar Group, Inc	Graphic Packaging International, Inc.	Sealed Air Corporation
Ball Corporation	Huhtamaki Oyj	Silgan Holdings Inc.
Berry Global, Inc	International Paper Company	Sonoco Products Company
CCL Industries Inc	Mayr-Melnhof Karton AG	Westrock Company
Crown Holdings Inc	Owens-Illinois Inc.

LTI vested during fiscal year 2020

The LTI awards that vested during fiscal year 2020 were granted in fiscal year 2018 and were for a three-year performance period that ended June 30, 2020. The performance conditions applicable to this plan were TSR and EPS with a RoAFE gateway. TSR performance against the ASX-based TSR group was at the 50th percentile which results in 12.5% vesting under this metric. TSR performance against the international packaging TSR group was below the 50th percentile and therefore there was no vesting under this metric. EPS performance was above the minimum required. This resulted in 37.5% vesting under this metric. The RoAFE gateway was met. This resulted in a total vesting of 50% of this award.2

LTI grants during fiscal year 2020

In fiscal year 2019, the regular annual LTI grant was delayed until the completion of the Bemis Transaction. The Bemis Transaction closed on June 11, 2019 with just 19 days remaining in fiscal year 2019, resulting in this award being granted in fiscal year 2020. The regular 2020 LTI grant was made shortly thereafter.

1	Certain events may occur (e.g. M&A, public to private transactions) that could affect the composition of either peer group. The Board has, accordingly, retained discretion to determine how those events will be treated at the time they arise. This may result in the alteration of the composition of either peer group from time to time. The Board also retains the discretion to deal with any other material event that affects the relevance of a member of a peer group.

2	The EPS condition for the fiscal year 2018 LTI grant was 5% - 8% average annual EPS growth; this was increased to 5% - 10% effective from the 2019 LTI grant.

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No LTI Grant in Fiscal Year 2019; Two LTI Grants Reported in Fiscal Year 2020

As noted earlier in this Proxy Statement, there was no LTI grant in fiscal year 2019 as this grant was delayed until the completion of the Bemis Transaction. Given the timing of the completion of the Bemis Transaction, the delayed 2019 LTI grant was made early in fiscal year 2020.

The delay of the 2019 LTI grant should not be misinterpreted as two grants related to fiscal year 2020, as one relates to fiscal year 2019 and one to fiscal year 2020. Importantly, there is no change to the annual vesting schedule as only one LTI grant will vest each fiscal year.

Fiscal Year Ending June 30:	2017		2018		2019	2020	2021	2022	2023
LTI plan grant made/ to be made in that year	2017		2018		–	2019 2020	2021	2022	2023
LTI plan that vested/ will vest in that year; (performance period starting July 1):	2013	(1)	2014	(1)	2016	2017	2018	2019	2020

(1)	4-year plans; no grant made in 2015.

Retention/Share Payment Plan

The retention share plan is used on a limited basis at recruitment to replace existing awards from previous employers or as retention awards to selected executives.

Employment Agreements

Each of the NEOs has entered into an executive services agreement, which generally provides for compensation terms (including base salary, STI and LTI opportunity, and in limited circumstances, retention incentives), and the other perquisites and benefits described elsewhere in this Executive Compensation section. The executive services agreements require a 12-month notice period to terminate the services agreement, although Amcor may waive any portion of the notice period. Amcor may summarily terminate the employment of a NEO (without notice or severance payments) immediately if the NEO commits: (a) a serious or persistent breach of any of the terms or conditions of the executive’s employment; (b) any negligent act the executive commits in connection with the performance of the duties of executive’s role; (c) any conduct or act which, in the reasonable opinion of Amcor, brings Amcor into disrepute; (d) any criminal offense for which the executive is convicted which, in the reasonable opinion of Amcor, impairs the executive’s ability to perform his or her duties; (e) any wrongful or dishonest or fraudulent act or conduct which, in the reasonable opinion of Amcor, brings Amcor into disrepute; or (f) any other act which would entitle Amcor to dismiss the executive summarily.

Furthermore, the executive services agreements include obligations relating to conflicts of interest, confidential information, intellectual property, and competitive activity following a termination of employment for any reason, for the restricted period specified in each executive services agreement.

Minimum Shareholding Policy

A minimum shareholding policy is in place in order to strengthen alignment of the interests of Amcor’s NEOs with value creation for shareholders. Under the minimum shareholding policy, the CEO and each of the CEO’s direct reports, including each of Amcor’s NEOs, must build and maintain a minimum shareholding of Amcor shares. The CEO is required to acquire and maintain ownership of Amcor shares (excluding any vested options, or unvested performance shares) with a value equivalent to 300% of base salary, and each of the CEO’s direct reports, including each of Amcor’s NEOs, a value equivalent to 200% of base salary. An executive is required to attain these minimum shareholding requirements progressively within six years of becoming subject to the minimum shareholding policy.

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Hedging Policy

Amcor’s equity award agreements contain a provision restricting the participant from hedging the value of the award or entering into a derivative agreement in respect of the award. Equity award recipients include all of Amcor’s executive officers and directors and certain employees. Any breach of the hedging restriction could result in cancellation or forfeiture of the award, at the discretion of the Board. In addition, Amcor’s Insider Share Trading Policy prohibits members of the Board and senior personnel of Amcor from short-selling or trading in derivative securities related to Amcor’s equity securities, with the exception of trading in derivative securities received pursuant to an Amcor compensatory or benefit plan.

Compensation Recovery Policy

A clawback policy is in place that allows Amcor’s Board of Directors to cancel awards in the event of fraud, dishonesty, breach of obligations, financial misstatements, or if awards were made on the basis of a misrepresentation or an omission, or on the basis of facts or circumstances that were later proven to be untrue or inaccurate.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

The Compensation Committee:

Armin Meyer (Chairman)

Andrea Bertone

Nicholas (Tom) Long

Philip Weaver

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Executive Compensation Tables

2020 Summary Compensation Table

The following table sets forth summary information concerning the compensation earned by Amcor’s NEOs during fiscal years 2020, 2019, and 2018.

There was no LTI grant in fiscal year 2019 as this grant was delayed until the completion of the Bemis Transaction which occurred less than one month prior to the end of fiscal year 2019. Given the timing of the completion of the Bemis Transaction, the delayed 2019 LTI grant was made early in fiscal year 2020. The delay of the 2019 LTI grant should not be misinterpreted as two grants related to fiscal year 2020, as one relates to fiscal year 2019 and one to fiscal year 2020. The total compensation of the named executive officers will therefore appear higher in this table since it reflects grant values for LTI grants related to two fiscal years instead of one. Importantly, there is no change to the annual vesting schedule as only one LTI grant will vest each fiscal year, or to the actual realized compensation for the CEO or other named executive officers in any one fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Benefits, Relocation Expenses, Plan Contributions & Tax-Related Expenses ($)(1) (4)	Total ($)	Adjusted Total (if delayed 2019 LTI grant were made in 2019) ($)(5)
Ronald Delia	2020	1,630,360	5,531,695	4,050,979	2,949,183	1,003,622	15,165,839	11,149,776
Managing Director and Chief Executive Officer	2019	1,602,825	589,222	0	1,558,119	1,487,391	5,237,557	9,253,619
	2018	1,548,165	1,455,408	712,239	268,713	2,123,830	6,108,355	6,108,355
Michael Casamento	2020	833,232	2,263,244	1,602,199	1,317,104	679,199	6,694,979	5,160,612
Executive Vice President, Finance and Chief Financial Officer	2019	760,266	184,417	0	756,988	830,040	2,531,711	4,066,078
	2018	753,856	515,993	282,577	170,286	771,141	2,493,853	2,493,853
Peter Konieczny	2020	1,173,951	2,770,377	2,300,141	932,436	345,825	7,522,729	5,233,245
President, Amcor Flexibles Europe, Middle East & Africa	2019	1,080,055	105,935	0	211,870	343,731	1,741,591	4,031,075
	2018	1,058,671	720,893	394,662	200,362	507,671	2,882,259	2,882,259
Eric Roegner	2020	955,999	1,902,387	1,718,935	361,144	169,666	5,108,131	3,591,405
President, Amcor Rigid Packaging	2019	727,507	533,481	0	267,152	86,437	1,614,577	3,131,303
Ian Wilson	2020	878,060	1,948,012	1,319,977	1,252,557	110,237	5,508,842	4,216,109
Executive Vice President, Strategy and Development	2019	881,669	203,909	0	840,776	113,457	2,039,811	3,332,544
	2018	893,250	496,764	237,900	221,488	152,087	2,001,489	2,001,489

(1)	Where executives are paid in a currency other than USD, the amount is converted to USD using the average for the fiscal year. Messrs. Casamento and Konieczny are paid in CHF (1 CHF = 1.0235 USD) and Mr. Wilson is paid in GBP (1 GBP = 1.2593 USD).
(2)	In fiscal year 2019, the regular annual LTI grant was delayed until the completion of the Bemis Transaction. The Bemis Transaction closed late in fiscal year 2019, resulting in this award being granted in fiscal year 2020. Therefore, the amount in this column represents the performance rights/ shares and options granted under the LTI for both fiscal year 2019 and fiscal year 2020, as well as the STI—Deferred Equity Plan. The LTI allocations represent the grant date fair value of these awards, calculated using Black-Scholes methodology as disclosed in the Company’s financial statements. The STI—Deferred Equity Plan allocations were determined based on the volume weighted average price (“VWAP”) of Amcor shares for the five trading days prior to and including June 30, 2020 ($9.96 per share). Where short-term cash incentives are determined in currencies other than USD, the average foreign exchange rate for the same five-day period was applied to determine the USD equivalent.
(3)	Amounts represent short-term cash incentive payments. For a description of the methodology applied in determining the short-term cash incentive payments, refer to the section above “Elements of Compensation—Short-Term Incentive (STI).” Where short-term cash incentive payments are determined in currencies other than USD, the average foreign exchange rate for the five trading days prior to and including June 30, 2020 was applied to determine the USD equivalent.
(4)	The elements of compensation included in the “Benefits, Relocation Expenses, Plan Contributions and Tax-Related Payments” column for fiscal year 2020 are set forth in the table below.
(5)	Amounts represented in this column reflects how the 2019 and 2020 Proxy Statements would have been reported had the 2019 LTI grant not been delayed into fiscal year 2020.

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2020 Benefits, Relocation Expenses, Plan Contributions and Tax-Related Payments

Name	Year	Non-Monetary Benefits ($)(1)	Relocation & Expatriate Expenses ($)(2)	Taxes Paid by Employer Related to Relocation & Expatriate Expenses ($)	Employer Contributions to Defined Contribution Plans ($)	Other ($)(3)	Total ($)
Ronald Delia	2020	69,502	218,515	111,010	259,289	345,306	1,003,622
Michael Casamento	2020	130,215	354,437	177,789	16,759	—	679,199
Peter Konieczny	2020	101,123	34,180	17,090	191,385	2,047	345,825
Eric Roegner	2020	50,895	—	—	116,322	2,449	169,666
Ian Wilson	2020	110,237	—	—	—	—	110,237

(1)	These benefits include costs such as healthcare, company car costs and tax advisory costs to assist with the filing of domestic and foreign tax returns.
(2)	Expenses associated with relocation and expatriate expenses may include a combination of (i) relocation costs and (ii) ongoing benefits related to that relocation.
(3)	Mr. Delia is required to cover all personal tax obligations based on U.S. requirements and any additional tax obligations (by virtue of his presence in other countries as required by Amcor) are covered by Amcor. These tax payments by Amcor generate foreign tax credits which may be recoverable by Amcor in the future.

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2020 Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to Amcor’s NEOs during fiscal year 2020.

There was no LTI grant in fiscal year 2019 as this grant was delayed until the completion of the Bemis Transaction which occurred less than one month prior to the end of fiscal year 2019. Given the timing of the completion of the Bemis Transaction, the delayed 2019 LTI grant was made early in fiscal year 2020. The delay of the 2019 LTI grant should not be misinterpreted as two grants related to fiscal year 2020, as one relates to fiscal year 2019 and one to fiscal year 2020. Importantly, there is no change to the annual vesting schedule as only one LTI grant will vest each fiscal year, or to the actual realized compensation for the CEO or other named executive officers in any one fiscal year.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base	Grant Date Fair Value
Name	Grant Type	Grant Date	Award (Approval) Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Price of Option Awards ($/Share)	of Stock and Options Awards(7)
Ronald	STI(1)	—	—	0	1,966,122	2,949,183	—	—	—	—	—
Delia	STI Deferred Equity(2)	—	—	—	—	—	$0	$983,061	$1,474,592	—	—
	LTI – 2020(3)	11/11/19	11/04/19	—	—	—	0	168,350	336,700	—	2,048,937
	(4)	11/11/19	11/04/19	—	—	—	0	1,475,350	2,950,700	9.81	2,043,084
	LTI – 2019(5)	08/07/19	12/06/18	—	—	—	0	147,600	295,200	—	2,008,167
	delayed (6)	08/07/19	12/06/18	—	—	—	0	1,266,750	2,533,500	11.16	2,007,895
Michael	STI(1)	—	—	0	639,458	1,278,915	—	—	—	—	—
Casamento	STI Deferred Equity(2)	—	—	—	—	—	$0	$319,729	$639,458	—	—
	LTI – 2020(3)	11/11/19	11/04/19	—	—	—	0	68,800	137,600	—	837,344
	(4)	11/11/19	11/04/19	—	—	—	0	603,100	1,206,200	9.81	835,181
	LTI – 2019(5)	08/07/19	12/06/18	—	—	—	0	56,400	112,800	—	767,348
	delayed (6)	08/07/19	12/06/18	—	—	—	0	483,900	967,800	11.16	767,018
Peter	STI(1)	—	—	0	884,800	1,769,601	—	—	—	—	—
Konieczny	STI Deferred Equity(2)	—	—	—	—	—	$0	$442,400	$884,800	—	—
	LTI – 2020(3)	11/11/19	11/04/19	—	—	—	0	95,250	190,500	—	1,159,259
	(4)	11/11/19	11/04/19	—	—	—	0	834,450	1,668,900	9.81	1,155,557
	LTI – 2019(5)	08/07/19	12/06/18	—	—	—	0	84,150	168,300	—	1,144,900
	delayed (6)	08/07/19	12/06/18	—	—	—	0	722,100	1,444,200	11.16	1,144,584
Eric	STI(1)	—	—	0	722,288	1,444,575	—	—	—	—	—
Roegner	STI Deferred Equity(2)	—	—	—	—	—	$0	$361,144	$722,288	—	—
	LTI – 2020(3)	11/11/19	11/04/19	—	—	—	0	79,150	158,300	—	963,311
	(4)	11/11/19	11/04/19	—	—	—	0	693,750	1,387,500	9.81	960,714
	LTI – 2019(5)	08/07/19	12/06/18	—	—	—	0	55,750	111,500	—	758,505
	delayed (6)	08/07/19	12/06/18	—	—	—	0	478,350	956,700	11.16	758,221

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				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base	Grant Date Fair Value
Name	Grant Type	Grant Date	Award (Approval) Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Price of Option Awards ($/Share)	of Stock and Options Awards(7)
Ian	STI(1)	—	—	0	663,376	1,326,751	—	—	—	—	—
Wilson	STI Deferred Equity(2)	—	—	—	—	—	$0	$331,688	$663,376	—	—
	LTI – 2020(3)	11/11/19	11/04/19	—	—	—	0	55,500	111,000	—	675,474
	(4)	11/11/19	11/04/19	—	—	—	0	486,350	972,700	9.81	673,504
	LTI – 2019(5)	08/07/19	12/06/18	—	—	—	0	47,500	95,000	—	646,260
	delayed (6)	08/07/19	12/06/18	—	—	—	0	407,850	815,700	11.16	646,473

(1)	Represents the cash component of the incentive compensation opportunity available under the STI Plan for fiscal year 2020. Payments under this plan may range from zero through to maximum depending on performance against various financial and individual targets included in the individual’s scorecard.
(2)	Represents the value of the grant date opportunity under the STI deferred equity component for fiscal year 2020. The award is calculated as 50% of the STI cash component and therefore may range from zero through to maximum depending on performance against various financial and individual targets included in the individual’s scorecard. Equity allocations are determined based on the volume weighted average price (“VWAP”) of Amcor shares for the five trading days prior to and including June 30 of each fiscal year.
(3)	Represents the issuance of performance rights/ shares under the LTI for fiscal year 2020 that will vest in fiscal year 2023, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(4)	Represents the issuance of options under the LTI for fiscal year 2020 that will vest in fiscal year 2023, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(5)	Represents the issuance of performance rights/shares under the LTI for fiscal year 2019 that will vest in fiscal year 2022, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(6)	Represents the issuance of options under the LTI for fiscal year 2019 that will vest in fiscal year 2022, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(7)	Represents the grant date fair value of these awards, calculated using Black-Scholes methodology as disclosed in the Company’s financial statements.

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Outstanding Equity Awards at 2020 Fiscal Year-End

The table below sets forth information regarding equity awards outstanding as of June 30, 2020.

There was no LTI grant in fiscal year 2019 as this grant was delayed until the completion of the Bemis Transaction which occurred less than one month prior to the end of fiscal year 2019. Given the timing of the completion of the Bemis Transaction, the delayed 2019 LTI grant was made early in fiscal year 2020. The delay of the 2019 LTI grant should not be misinterpreted as two grants related to fiscal year 2020, as one relates to fiscal year 2019 and one to fiscal year 2020. Importantly, there is no change to the annual vesting schedule as only one LTI grant will vest each fiscal year, or to the actual realized compensation for the CEO or other named executive officers in any one fiscal year.

			Option Awards				Stock Awards
Name	Plan	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested (#)(1)	Option Exercise Price ($/ share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Ronald Delia	Short-Term Incentive - Deferred Equity	2020(4)	—	—	—	—	51,747	528,337	—	—
		2019(5)	—	—	—	—	12,605	128,697	—	—
	Long-Term Incentive	2020(6)	—	2,950,700	9.81	10/31/25	—	—	336,700	3,437,707
		2020 - 2019 delayed grant(7)	—	2,533,500	11.16	10/31/24	—	—	295,200	3,013,992
		2018(8)	316,450	—	11.05	10/31/23	—	—	—	—
		2017(9)	191,850	—	10.65	10/31/22	—	—	—	—
Michael Casamento	Short-Term Incentive - Deferred Equity	2020(4)	—	—	—	—	16,196	165,361	—	—
		2019(5)	—	—	—	—	7,812	79,761	—	—
	Long-Term Incentive	2020(6)	—	1,206,200	9.81	10/31/25	—	—	137,600	1,404,896
		2020 – 2019 delayed grant(7)	—	967,800	11.16	10/31/24	—	—	112,800	1,151,688
		2018(8)	125,550	—	11.05	10/31/23	—	—	—	—
		2017(9)	45,180	—	10.65	10/31/22	—	—	—	—
Peter Konieczny	Short-Term Incentive - Deferred Equity	2020(4)	—	—	—	—	9,303	94,984	—	—
		2019(5)	—	—	—	—	9,192	93,850	—	—
	Long-Term Incentive	2020(6)	—	1,668,900	9.81	10/31/25	—	—	190,500	1,945,005
		2020 – 2019 delayed grant(7)	—	1,444,200	11.16	10/31/24	—	—	168,300	1,718,343
		2018(8)	175,350	—	11.05	10/31/23	—	—	—	—
		2017(9)	93,960	—	10.65	10/31/22	—	—	—	—
		2015(10)	245,400	—	7.15	10/29/21	—	—	—	—

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			Option Awards				Stock Awards
Name	Plan	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested (#)(1)	Option Exercise Price ($/ share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Eric Roegner	Short-Term Incentive - Deferred Equity	2020(4)	—	—	—	—	11,731	119,774	—	—
	Long-Term Incentive	2020(6)	—	1,387,500	9.81	10/31/25	—	—	158,300	1,616,243
		2020 – 2019 delayed grant(7)	—	956,700	11.16	10/31/24	—	—	111,500	1,138,415
	Retention/ Share Payment Plan	2019(11)	—	—	—	—	—	—	20,000	204,200
Ian Wilson	Short-Term Incentive - Deferred Equity	2020(4)	—	—	—	—	17,908	182,841	—	—

		2019(5)	—	—	—	—	10,173	103,866	—	—
	Long-Term Incentive	2020(6)	—	972,700	9.81	10/31/25	—	—	111,000	1,133,310
		2020 – 2019 delayed grant(7)	—	815,700	11.16	10/31/24	—	—	95,000	969,950
		2018(8)	105,700	—	11.05	10/31/23	—	—	—	—
		2017(9)	54,060	—	10.65	10/31/22	—	—	—	—
		2015(10)	195,200	—	7.15	10/29/21	—	—	—	—

(1)	Reflects outstanding performance rights/ shares and options under the LTI plan. Awards vest based on EPS growth with a RoAFE hurdle and TSR performance against two peer groups.

(2)	Reflects outstanding time-based share rights under the STI – Deferred Equity plan.

(3)	Market value is determined by multiplying the number of units by the Amcor share price at end of fiscal year 2020 ($10.21).

(4)	Time-based share rights awarded on October 28, 2019 that will vest on September 1, 2021.

(5)	Time-based share rights awarded on September 14, 2018 that will vest on September 1, 2020.

(6)	Performance rights/ shares and options awarded on November 11, 2019 that would be earned based on achieving maximum level of performance.

(7)	Performance rights/ shares and options awarded on August 7, 2019 that would be earned based on achieving maximum level of performance.

(8)	Unexercised options awarded on November 13, 2017 and vested on August 21, 2020.

(9)	Unexercised options awarded on October 4, 2016 and vested on August 26, 2019.

(10)	Unexercised options awarded on November 24, 2014 and vested on August 21, 2018.

(11)	Time-based shares awarded on January 2, 2019 that will vest on September 21, 2020.

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2020 Option Exercises and Stock Vested

The table below sets forth certain information with respect to the exercise of options and the vesting of performance rights/shares and share rights held by Amcor’s NEOs during fiscal year 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting of Performance Rights/Shares and Share Rights (#)	Value Realized on Vesting ($)
Ronald Delia	—	—	111,563	1,175,722
Michael Casamento	—	—	41,783	442,108
Peter Konieczny	—	—	74,615	777,160
Eric Roegner	—	—	20,000	193,200
Ian Wilson	—	—	39,064	410,376

2020 Nonqualified Deferred Compensation

Amcor’s non-qualified deferred compensation plan permits eligible participants to (i) defer up to 50% of their salary; (ii) defer up to 100% of their STI payout; and (iii) receive contributions equal to 10% of base salary and their STI plan payout (reduced by contributions already made to other plans).

Participants are able to invest these deferrals and contributions across a number of investment options, which make earnings and losses based on the performance of these investments. Account balances are paid out upon a participant’s separation from service or the participant’s disability.

	Executive Contributions in Last FY ($)(1)(5)	Registrant Contributions in Last FY ($)(2)(5)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY ($)(4)
Ronald Delia	1,727,014	290,798	1,017,576	—	17,414,404
Eric Roegner	296,510	101,757	15,206	—	554,202

(1)	Amounts in this column are included in either the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the “2020 Summary Compensation Table.”
(2)	Amounts in this column are included in the “Benefits, Relocation Expenses, Plan Contributions and Tax-Related Payments” column of the “2020 Summary Compensation Table.”
(3)	Amounts in this column are not included in the 2020 Summary Compensation Table as this represents investment returns (gains or losses) and not costs to Amcor or other benefits provided to the executive. Amcor’s deferred compensation plan provides participants with a subset of investment elections available to all eligible employees under Amcor’s tax-qualified Section 401(k) plan.
(4)	Mr. Delia began participating in this plan on November 1, 2007 and the balance represents contributions and earnings over the period since that date. Mr. Roegner began participating on September 10, 2018. All NEOs are 100% vested in these balances.
(5)	In prior fiscal years in which Amcor has been subject to US reporting and the disclosure of non-qualified deferred compensation (fiscal years 2018 and 2019 only), Amcor has reported total executive and registrant contributions of $3,450,278 for Mr. Delia and $134,227 for Mr. Roegner. These amounts were reported in the Summary Compensation Table in those years.

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Potential Payments Upon Termination or Change in Control

Compensation and other terms of employment for Amcor’s NEOs are formalized in executive services agreements. In the event of termination of employment by Amcor without “cause” (as described under “—Employment Agreements”), Amcor’s NEOs each have a contractual notice period equal to 12 months. In the event of a settlement of this notice period, the amount payable will be equal to the greater of the amount payable required by law or payment in lieu of notice (12 months’ base salary). No single-trigger payments or double-trigger payments are specified in a change of control event, however Amcor’s Board retains discretion to afford pro-rated incentive payments and vesting of equity awards and to deal with other matters at its discretion.

The table set forth below shows Amcor’s estimated potential payment obligations to each NEO at the end of fiscal year 2020.

	Ron Delia	Michael Casamento	Peter Konieczny	Eric Roegner	Ian Wilson
Termination Payment ($) (12 months’ base salary)(1)	1,638,435	852,610	1,179,734	963,050	884,501

(1)	Where executives are paid in a currency other than USD, the amount is converted to USD using the annual average exchange rate used throughout the fiscal year. Messrs. Casamento and Konieczny are paid in CHF (1 CHF = 1.0235 USD) and Mr. Wilson is paid in GBP (1 GBP = 1.2593 USD).

CEO Pay Ratio

The following shows the relationship of the fiscal year 2020 annual total compensation of Amcor’s median employee and the annual total compensation for Mr. Delia, the CEO. Amcor is a truly global company, with employees across 45 countries (as shown in the chart below).

Furthermore, and as previously indicated earlier in this Proxy Statement, the 2019 LTI grant was made early in fiscal year 2020 resulting in the appearance of two LTI grants in fiscal year 2020.

The annual total compensation of Amcor’s median employee, not including the CEO, was $38,148. The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $15,166,633 including the delayed 2019 LTI grant and $11,150,571 excluding the delayed 2019 LTI grant. Therefore, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee was 398 to 1 including the delayed 2019 LTI grant and 292 to 1 excluding the delayed 2019 LTI grant.

The CEO pay ratio estimate has been calculated in a manner consistent with item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

The median employee was determined based on April 1, 2020 annual base compensation (salary and hourly wages) for all full-time, part-time, and temporary employees within the organization, other than the CEO, who were employed on April 1, 2020. As permitted by the SEC rules, under the 5% “De Minimis Exemption”, Amcor excluded 2,171 non-U.S. employees, or 4.98% of the total employee population of 43,578 employees. The excluded countries and their employee populations are as follows: India (839 employees), Indonesia (885 employees), Kazakhstan (56 employees), Trinidad and Tobago (28 employees), and Venezuela (363 employees). As a result of these exclusions, Amcor’s median employee was determined from a total of 41,407 employees. Where employees were paid in a currency other than USD, compensation was converted to USD using the exchange rate on April 1, 2020.

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Employee Location by Country

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Report of the Audit Committee

The Company’s Audit Committee is composed of three independent non-employee directors as defined by applicable SEC rules and NYSE listing standards. It is responsible for overseeing the Company’s financial reporting and the Company’s internal controls over accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the head of the Company’s internal audit function and the Company’s independent registered public accounting firm, PricewaterhouseCoopers AG (PwC). The Audit Committee regularly meets in executive session with the head of internal audit and PwC.

Specifically, the Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2020 with the Company’s management; (ii) discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC and (iii) received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC its independence.

Based on the Committee’s review and discussions mentioned above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 to be filed with the SEC.

The Audit Committee

Arun Nayar, Chairman

David Szczupak

Graeme Liebelt

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Independent Registered Public Accountant Fees

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended June 30, 2020 and 2019, and fees billed for other services rendered by PwC during those periods. Fees for periods prior to the closing of the Bemis Transaction relate to services rendered by PwC to Amcor Limited.

	2020	2019
Audit Fees(1)	$18,324,000	$18,199,495
Audit-Related Fees(2)	635,000	351,505
Tax Fees(3)	1,344,000	2,158,000
Other Fees(4)	129,000	110,000
TOTAL FEES	$20,432,000	$20,819,000

(1)	Audit Fees – These are fees for professional services performed by PwC for the integrated audits of the Company’s annual financial statements (Form 10-K) and reviews of financial statements included in the Company’s Form 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements. As of 2020 the audit fees include significant one-off incremental amounts with respect to the first audit of the Company’s Internal Controls over Financial Reporting under the requirements of Section 404 of the Sarbanes Oxley Act 2002. Fees in 2019 include significant one-off fees for the audit services required for the Form S-4 registration statement and scheme booklet filed with the applicable regulatory agencies in connection with Amcor’s NYSE listing and the Bemis Transaction, as well as the inclusion of Bemis’ business in the Company’s financial statements as of and for the year ended June 30, 2019.
(2)	Audit-Related Fees – These are fees for the assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2020 these services include work performed over the Company’s Form S-1, Form S-3 and related debt offerings as well as audit-related services in connection with a legal entity restructuring project. For 2019, these services include assessments related to the new lease accounting standards and procedures related to the Company’s debt exchange transaction.
(3)	Tax Fees – These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning, including transfer pricing documentation.
(4)	Other Fees – These are fees paid to PwC for other regulatory services provided.

The Audit Committee has approved a pre-approval protocol for all non-audit services provided by PwC. This protocol is reviewed and approved annually. All services relating to tax and internal controls over financial reporting are delegated by the Audit Committee to the Audit Committee Chair for pre-approval. Furthermore, the Audit Committee has delegated the pre-approval of other specified services (other statutory audits, agreed upon procedures and comfort letters) to the Chief Financial Officer up to the value of $100,000 per engagement. The Audit Committee Chair is required to pre-approve any engagements with fees in excess of $100,000 and all engagements, regardless of value, relating to Tax and Internal Controls over Accounting and Financial Reporting. The Audit Committee appropriately approved all audit and non-audit services provided to the Company by PwC. The Audit Committee is provided with a quarterly report of all pre-approved non-audit services.

In making its recommendation to appoint PwC as the Company’s independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining that firm’s independence.

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Proposal 2 Ratification of the Appointment of PricewaterhouseCoopers AG as Our Independent Registered Public Accounting Firm for Fiscal Year 2021

A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending June 30, 2021. Although ratification is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing the Company’s financial statements. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PwC. If the shareholders do not ratify this appointment, the Audit Committee may consider other independent auditors. A representative of PwC will be present at the meeting, with the opportunity to make a statement and to respond to questions.

The proxies will vote your proxy for ratification of the appointment of PwC unless you specify otherwise in your proxy.

The Audit Committee and the Board of Directors recommend a vote “FOR” ratification of the appointment of PricewaterhouseCoopers AG.

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Proposal 3 Advisory Vote on Executive Compensation (“Say-On-Pay Vote”)

We are providing our shareholders an opportunity to cast a non-binding, advisory vote on the compensation of our NEOs as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to shareholders; drive a high performance culture by setting challenging objectives and rewarding high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our NEOs.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote “FOR” the following resolution:

“RESOLVED, that Amcor’s shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed in Amcor’s Proxy Statement for the 2020 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”

The Say-on-Pay Vote is advisory, and therefore not binding on Amcor, the Compensation Committee or our Board of Directors. However, we value shareholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the Compensation of our Named Executive Officers.

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Important Information about the Proxy Materials and Voting Your Shares

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual General Meeting of Shareholders to be held on Wednesday, November 4, 2020. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about September 23, 2020.

Why did I receive a Notice of Internet Availability of proxy materials?

Under the rules of the SEC, we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual Meeting of Shareholders, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How will my shares be voted by proxy?

The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the Company proxy will vote your shares:

•	“FOR” the ten Director-nominees set forth herein;
•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm; and
•	“FOR” the non-binding, advisory vote approving our executive compensation.

Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by our Directors, officers or other regular employees without remuneration other than regular compensation. We have retained Morrow Sodali LLC to act as a proxy solicitor for a fee estimated to be $35,000, plus reimbursement of out-of-pocket expenses.

Who is entitled to vote at the meeting?

You are entitled to vote or direct the voting of your Amcor shares if you were a shareholder of record or a beneficial owner of shares in “street name” as of 4:00 p.m. US Eastern Time on September 14, 2020, or a holder of CHESS Depositary Interests as of 7:00 p.m. Australian Eastern Standard Time, on September 14, 2020, the record date for our Annual Meeting. As of the record date, there were 1,568,481,519 ordinary shares of Amcor outstanding. Each ordinary share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

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What does it mean to be a shareholder of record?

If, on the record date, your ordinary shares were registered directly in your name with our transfer agent, Computershare, then you are a “shareholder of record.” As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by the internet, by telephone, or to fill out and return the enclosed proxy card, to ensure your vote is counted.

What does it mean to beneficially own shares in “street name”?

If, on the record date, your ordinary shares were held in an account at a bank, broker or other financial institution (we will refer to those organizations collectively as a “broker”), then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker. The broker holding your account is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from your broker giving you that right, and must satisfy the Admission Policy described below.

Under the NYSE rules, the only matter on which your broker can vote your shares without receiving instructions from you is the ratification of auditors. Your broker does not have discretionary authority to vote your shares on any other matter. We encourage you to communicate your voting decisions to your broker before the Annual Meeting date to ensure that your vote will be counted.

What does it mean to be a holder of CHESS Depositary Interests?

CHESS Depositary Interests are issued by Amcor through CHESS Depositary Nominees Pty Limited (“CDN”), and traded on the Australian Securities Exchange, or ASX. The depositary interests are frequently called “CDIs.” If you own Amcor CDIs, then you are the beneficial owner of one Amcor ordinary share for every CDI you own. CDN or its custodian is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct CDN or its custodian on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. But because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from CDN or its custodian giving you that right, and must satisfy the Admission Policy described below.

You will receive a notice from Computershare allowing you to deliver your voting instructions over the internet. In addition, you may request paper copies of the proxy statement and voting instructions by following the instructions on the notice provided by Computershare.

Under the rules governing CDIs, CHESS Depositary Nominees are not permitted to vote on your behalf on any matter to be considered at the Annual Meeting unless you specifically instruct CHESS Depositary Nominees how to vote. We encourage you to communicate your voting decisions to CHESS Depositary Nominees before the Annual Meeting date to ensure that your vote will be counted.

What is the required quorum to conduct business at the Annual Meeting?

A quorum will consist of one or more shareholders present in person or by proxy who hold or represent shares of a majority of the total voting rights of all the shareholders entitled to vote at the Annual Meeting.

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How many votes are required to approve each proposal?

The affirmative vote of the holders of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote is required to elect Directors and approve the ratification of PwC as our independent registered public accounting firm.

If the votes are equal on a proposal, the chairperson of the meeting has a casting vote.

The Say-on-Pay Vote is both advisory and non-binding. We will consider shareholders to have approved the Say-on-Pay Vote if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

How are votes counted?

Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote “Against” the particular matter, except in the case of the Say-on-Pay Vote for which an abstention will have no effect. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

How do I vote?

Your vote is important. You may vote on the Internet, by telephone, by mail, or at the Annual Meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate shareholders using a control number, and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. US Eastern Time on November 3, 2020 or, for a holder of CHESS Depositary Interests, until 10:00 a.m. Australian Eastern Daylight Time on November 2, 2020.

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded.

Vote by Telephone

You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail. The current global pandemic is causing some delays in mailing so you may want to consider an alternative method.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting. All shareholders of record on September 14, 2020 are invited to attend and participate at the meeting.

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How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote at any time before the proxy is exercised by any of the following methods:

Holder	Method of Voting
Holders of record	•	Delivering written notice of revocation to our Corporate Secretary at our principal executive office located at 83 Tower Road North, Warmly, Bristol BS30 8XP, United Kingdom;
	•	Delivering another timely and later dated proxy;
	•	Revoking by internet or by telephone before 11:59 p.m. US Eastern Time on November 3, 2020, for shares traded on the NYSE;
	•	Attending the Annual Meeting and voting in person by written ballot. Please note that your attendance at the meeting will not revoke your proxy unless you actually vote at the meeting.
Stock held by brokers, banks and nominees and CDIs	You must contact your broker, bank or other nominee to obtain instructions on how to revoke your proxy or change your vote. CDI holders must contact Computershare to revoke your proxy or change your vote. You may also obtain a “legal proxy” from your broker, bank or other nominee to attend our Annual Meeting and vote in person by written ballot.

What is the address for the Company’s principal executive office?

The mailing address of our principal executive office is:

Amcor plc

83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

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Submission of Shareholder Proposals and Nominations

Proposals for Inclusion in Proxy Statement

We must receive all shareholder proposals to be presented at the 2021 annual general meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than May 26, 2021.

Other Proposals and Nominees

Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Corporate Secretary of the Company. To be timely, notice by the shareholder must be delivered or received at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) day before the anniversary of the previous year’s annual general meeting and not later than the close of business on the ninetieth (90th) day before the anniversary of the previous year’s annual general meeting. If, however, there was no annual general meeting in the prior year or the date of the annual general meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Accordingly, any such shareholder proposal or nomination for the 2021 annual general meeting of shareholders must be delivered no earlier than July 7, 2021 and no later than August 6, 2021.

Notice Requirements

A notice of a shareholder proposal for Director nominations or other business must set forth certain information concerning such proposal, the proposing shareholder and the nominees, as specified in our Articles and as required by SEC rules, as applicable. The presiding officer of the meeting will refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedures.

The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

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Important Notice Regarding Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on November 4, 2020

The following materials are available for viewing on the internet:

•	Proxy statement for the 2020 Annual General Meeting of Shareholders;
•	2020 Annual Report to Shareholders; and
•	Annual report on Form 10-K for the fiscal year ended June 30, 2020.

To view the proxy statement, 2020 Annual Report to Shareholders, or annual report on Form 10-K, holders of ordinary shares should visit www.proxyvote.com and holders of CDIs should visit www.investorvote.com.au and enter your control number from your Notice of Internet Availability or proxy card.

Admission Policy

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on November 4, 2020. CDI holders as of the record date may also attend. If you would like to attend the meeting in person, you must request an admission ticket and follow the instructions below. You may request an admission ticket by:

•	Calling +61 3 9226 9000 in Australia or +1 224 313 7000 in the United States;
•	E-mailing investor.relations@amcor.com; or
•	Mailing a request to Amcor plc at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, Attention: Corporate Secretary.

Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other financial institution), you will also need to obtain a valid proxy giving you the right to attend the Annual Meeting or bring a copy of a statement reflecting your share ownership as of the record date. If you hold CDIs, you must obtain a valid proxy from CDN or its custodian. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

Coronavirus (COVID-19)

The Company is currently monitoring all government guidelines in England to ensure that any special measures required to be put in place for the 2020 Annual Meeting in response to the ongoing Coronavirus (COVID-19) situation are implemented. If applicable, we will include details on our website (www.amcor. com/investors/shareholders/annual-general-meetings) prior to the Annual Meeting. If you plan to attend the Annual Meeting in person, please check our website before you travel.

In light of the on-going Coronavirus (COVID-19) situation globally, we strongly encourage shareholders to vote electronically or to appoint the relevant persons as their proxy (as per the instructions included in the Notice of Annual General Meeting) with their voting instructions.

Amcor plc

Head Office / UK Establishment Address: 83 Tower Road North, Warmley, Bristol, England, BS30 8XP, United Kingdom
UK Overseas Company Number: BR020803
Registered Office: 3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey
Jersey Registered Company Number: 126984, Australian Registered Body Number (ARBN)

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 3, 2020 for shares held directly and by 11:59 p.m. Eastern Time on October 29, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 3, 2020 for shares held directly and by 11:59 p.m. Eastern Time on October 29, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D23792-P44335

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMCOR PLC

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Graeme Liebelt	☐	☐	☐
1b. Dr. Armin Meyer	☐	☐	☐
1c. Ronald Delia	☐	☐	☐
1d. Andrea Bertone	☐	☐	☐
1e. Karen Guerra	☐	☐	☐
1f. Nicholas (Tom) Long	☐	☐	☐
1g. Arun Nayar	☐	☐	☐
1h. Jeremy Sutcliffe	☐	☐	☐
1i. David Szczupak	☐	☐	☐
1j. Philip Weaver	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2021.	☐	☐	☐
3. To cast a non-binding, advisory vote on the Company's executive compensation ("Say-on-Pay Vote").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D23793-P44335

AMCOR PLC
Annual General Meeting of Shareholders
November 4, 2020 - 9:00 p.m. London, Greenwich Mean Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Damien Clayton (Corporate Secretary) and Sheri Edison (General Counsel), or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Amcor plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at The Langham Hotel located at 1C Portland Place, London W1B 1JA, United Kingdom, 9:00 p.m. London, Greenwich Mean Time on November 4, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side